UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005 (January 19, 2005)

SPECTRX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

4955 Avalon Ridge Pkwy Norcross, Georgia (Address of principal executive offices)	30071 (Zip Code)

Registrants' telephone number, including area code:     (770) 242-8723

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS.
SIGNATURES

Item 8.01   Other Events.

SpectRx, Inc. announced that the planned production ramp up for it's full-scale launch of the SimpleChoice quick insulin infusion set is proceeding at a slower pace than had been anticipated, and that sales revenue from the product is now not expected to occur until the second quarter of 2005.

Pilot production and verification testing of the product was begun later than anticipated but is currently underway. During this process, final adjustments to the product design are being made before the product enters commercial production.

Because significant sales revenue from the quick product is not expected until the second quarter of 2005, the company will accelerate its timetable for seeking additional financing.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this report that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from SpectRx's actual future experience involving any of or more of such matters and subject areas. Such risks and uncertainties include: the early stage of products in development, the uncertainty of market acceptance of products, the uncertainty of development or effectiveness of distribution channels, the intense competition in the medical device industry, the uncertainty of capital to develop products, the uncertainty of regulatory approval of products, dependence on licensed intellectual property, as well as those that are more fully described from time to time in SpectRx's reports under the heading "Risk Factors" filed with the SEC, including SpectRx's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 and subsequent quarterly reports. This report speaks only as of its date, and SpectRx disclaims any duty to update the information herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRX, INC.

/s/ William D. Arthur, III
	By:	William D. Arthur, III
President and Chief Operating Officer

Date: January 19, 2005.